PATAPSCO BANCORP, INC.

NUMBER ___                                                     CUSIP 702898 20 6

          series a non-cumulative perpetual convertible preferred stock

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This certifies that

is the owner of

fully paid and nonassessable shares of series a non-cumulative perpetual convertible preferred stock, par value $0.01 per share, of

Patapsco Bancorp, Inc. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:  ______________, 2000


______________________________              ____________________________________
Theodore C. Patterson                       Joseph J. Bouffard
Secretary                                   President

Countersigned and Registered:
                                            By:_________________________________
                                               Registrar and Transfer Company
                                               Transfer Agent and Register


                                               _________________________________
                                               Authorized Signature

                                [CORPORATE SEAL]

         The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

         The Corporation will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each series of preferred stock to the extent they have been set and the authority of the Board of Directors of the Corporation to set the relative rights and preferences of subsequent series of preferred stock. Such requests may be made in writing to the Secretary of the Corporation.

         The Articles of Incorporation include a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Patapsco Federal Savings and Loan Association, Dundalk, Maryland (the "Association") from mutual to stock form. The Articles of Incorporation also impose certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Association from mutual to stock form. The Corporation will furnish without charge to each stockholder who so requests additional information with respect to such restrictions. Such request may be made in writing to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint  tenants  with  right of  survivorship  and not as  tenants in common
UNIF TRANSFER MIN ACT - . . . . . . . . . . Custodian. . .. . . . . . . . .under
                              (Cust)                           (Minor)
Uniform Transfers to Minors Act. . . . . . . . . . . . . . . . . . . . . . . . .
                                                         (State)
Additional abbreviations may also be used though not in the above list.

For  value  received,   ___________________   hereby   sell(s),   assign(s)  and
transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
 ----------------------------------
/---------------------------------/
----------------------------------


________________________________________________________________________________
(PLEASE  PRINT OR TYPEWRITE  NAME AND ADDRESS,  INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
_____________________________________________________________________Shares   of
the preferred stock evidenced by this certificate, and do hereby irrevocably constitute and appoint , Attorney, to transfer the said shares on the books of
the   -----    Corporation,    with   full   power   of   substitution.


Dated _______________________                ___________________________________
                                             Signature



                                             ___________________________________
                                             Signature

                    ________________________________
                    NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:________________________________________________________
                    By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.